Exhibit 99.1

May 4, 2011

Tetra Tech Reports Strong Second Quarter Results

•                  Net Revenue up 32% to $430 million

•                  Diluted EPS up 21% to $0.28

•                  Backlog up 19% to $1.99 billion

•                  Increasing FY11 guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended April 3, 2011.

Second Quarter Results

Revenue in the quarter was $612.6 million, up 30.5% compared to $469.5 million in the second quarter last year.  Revenue, net of subcontractor costs(1), was $430.3 million, up 32.0% compared to $325.9 million in the second quarter last year.  Operating income was $29.3 million, up 24.4% compared to $23.5 million in the second quarter last year.  Net income was $17.5 million, up 22.1% compared to $14.3 million in the second quarter last year.  Diluted earnings per share (EPS) were $0.28, up 20.6% compared to $0.23 in the second quarter last year.  Backlog was $1.99 billion, up 18.7% compared to $1.67 billion at the end of the second quarter last year.  Cash generated from operations was $33.7 million compared to $45.2 million in the second quarter last year.

Six-Month Results

Revenue for the six-month period was $1.22 billion, up 21.0% compared to $1.01 billion in the year-ago period.  Revenue, net of subcontractor costs, was $835.9 million, up 24.9% compared to $669.4 million in the year-ago period.  Operating income was $63.6 million, up 16.4% compared to $54.6 million in the year-ago period.  Net income was $39.8 million, up 20.5% compared to $33.0 million in the year-ago period.  Diluted EPS were $0.64, up 19.4% compared to $0.53 in the year-ago period.  Cash generated from operations was $42.6 million, up 6.4% compared to $40.1 million in year-ago period.

Commenting on the quarter’s results, Tetra Tech’s Chairman and CEO, Dan Batrack, remarked, “Tetra Tech had a strong second quarter highlighted by growth of 32% in net revenue, 21% in EPS, and 19% in backlog.  Our international business more than tripled as a result of strong organic growth in mining and recent Canadian acquisitions.  Net revenue in our commercial business grew 14%, driven by the improving economy.  Despite budgetary concerns, our federal business remained strong as a result of long-term high-priority and regulatory-driven programs.  We are increasingly confident in the Company’s business outlook due to strong demand for our water-related services in mining, energy, and international development.  As a result, we are increasing our net revenue and EPS guidance for the year.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

In thousands (except EPS data)	Three Months Ended		Six Months Ended
	April 3, 2011	March 28, 2010	April 3, 2011	March 28, 2010
Revenue	$612,566	$469,528	$1,223,690	$1,011,485
Subcontractor costs	(182,260)	(143,594)	(387,805)	(342,059)
Revenue, net of subcontractor costs	430,306	325,934	835,885	669,426
Operating income	29,256	23,527	63,581	54,643
Interest expense, net	(1,471)	(352)	(2,776)	(607)
Income tax expense	(9,704)	(8,846)	(19,970)	(20,998)
Net income including noncontrolling interests	18,081	14,329	40,835	33,038
Net income attributable to noncontrolling interests	(581)	—	(1,034)	—
Net income	$17,500	$14,329	$39,801	$33,038

Earnings per share attributable to Tetra Tech:
Basic	$0.28	$0.23	$0.64	$0.54
Diluted	$0.28	$0.23	$0.64	$0.53

Weighted-average common shares outstanding:
Basic	62,121	61,511	61,836	61,291
Diluted	62,945	62,168	62,638	62,083

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the third quarter of fiscal 2011 to be in the range of $0.33 to $0.37.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $450 million to $475 million.  For fiscal 2011, Tetra Tech is increasing its diluted EPS guidance to a range of $1.34 to $1.42.  Revenue, net of subcontractor costs, for fiscal 2011 is now expected to range from $1.7 billion to $1.8 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at www.tetratech.com on May 5, 2011 at 8:00 a.m. (PDT).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets. The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy. With approximately 12,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:

Jorge Casado, Investor Relations

Talia Starkey, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and reliance on third-party software to run critical systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(Unaudited - in thousands, except par value)

	April 3, 2011	October 3, 2010
Assets
Current Assets:
Cash and cash equivalents	$90,941	$220,933
Accounts receivable - net	598,908	566,642
Prepaid expenses and other current assets	53,435	49,889
Income taxes receivable	8,033	7,249
Total current assets	751,317	844,713

Property and equipment:
Land and buildings	11,729	11,707
Equipment, furniture and fixtures	157,150	145,210
Leasehold improvements	23,425	18,104
Total	192,304	175,021
Accumulated depreciation and amortization	(108,409)	(95,638)
Property and equipment - net	83,895	79,383

Investments in and advances to unconsolidated joint ventures	3,273	140
Goodwill	561,237	394,422
Intangible assets - net	78,479	45,995
Other assets	21,984	17,036
Total Assets	$1,500,185	$1,381,689

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$136,260	$166,450
Accrued compensation	94,948	93,243
Billings in excess of costs on uncompleted contracts	75,601	79,401
Deferred income taxes	12,407	21,851
Current portion of long-term debt	4,383	5,002
Contingent earn-out liabilities	35,569	10,513
Other current liabilities	77,474	90,747
Total current liabilities	436,642	467,207

Deferred income taxes	33,955	12,506
Long-term debt	141,653	122,510
Other long-term liabilities	50,508	31,333

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of April 3, 2011 and October 3, 2010	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 62,330 and 61,755 shares as of April 3, 2011 and October 3, 2010, respectively	623	618
Additional paid-in capital	384,659	368,865
Accumulated other comprehensive income	38,275	18,763
Retained earnings	399,688	359,887
Total Tetra Tech stockholders’ equity	823,245	748,133
Noncontrolling interests	14,182	—
Total stockholders’ equity	837,427	748,133

Total Liabilities and Stockholders’ Equity	$1,500,185	$1,381,689

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
	2011	2010	2011	2010
Revenue	$612,566	$469,528	$1,223,690	$1,011,485
Subcontractor costs	(182,260)	(143,594)	(387,805)	(342,059)
Other costs of revenue	(355,445)	(262,429)	(685,372)	(536,139)
Selling, general and administrative expenses	(45,605)	(39,978)	(86,932)	(78,644)
Operating income	29,256	23,527	63,581	54,643
Interest expense - net	(1,471)	(352)	(2,776)	(607)
Income before income tax expense	27,785	23,175	60,805	54,036
Income tax expense	(9,704)	(8,846)	(19,970)	(20,998)
Net income including noncontrolling interests	18,081	14,329	40,835	33,038
Net income attributable to noncontrolling interests	(581)	—	(1,034)	—
Net income attributable to Tetra Tech	$17,500	$14,329	$39,801	$33,038

Earnings per share attributable to Tetra Tech:
Basic	$0.28	$0.23	$0.64	$0.54
Diluted	$0.28	$0.23	$0.64	$0.53

Weighted-average common shares outstanding:
Basic	62,121	61,511	61,836	61,291
Diluted	62,945	62,168	62,638	62,083

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	April 3,	March 28,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$40,835	$33,038

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	27,376	15,957
Loss on settlement of foreign currency forward contract	293	28
Equity in earnings of unconsolidated joint ventures	(2,428)	(632)
Distributions of earnings from unconsolidated joint ventures	2,503	1,646
Stock-based compensation	5,314	5,353
Excess tax benefits from stock-based compensation	(90)	(743)
Deferred income taxes	(4,445)	12,158
Provision for doubtful accounts	1,354	4,754
Exchange gain	(328)	(151)
Gain on disposal of property and equipment	(148)	(767)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	42,848	52,350
Prepaid expenses and other assets	(10,043)	280
Accounts payable	(60,729)	(31,148)
Accrued compensation	96	(19,946)
Billings in excess of costs on uncompleted contracts	(10,931)	(18,121)
Other liabilities	2,791	(2,686)
Income taxes receivable/payable	8,372	(11,294)
Net cash provided by operating activities	42,640	40,076

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,476)	(9,495)
Payments for business acquisitions, net of cash acquired	(188,031)	(12,216)
Payment in settlement of foreign currency forward contract	(4,216)	(3,960)
Receipt in settlement of foreign currency forward contract	3,923	3,932
Proceeds from sale of property and equipment	340	1,640
Net cash used in investing activities	(197,460)	(20,099)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(2,403)	(550)
Proceeds from borrowings	21,867	—
Distributions paid to noncontrolling interests	(501)	—
Excess tax benefits from stock-based compensation	90	743
Net proceeds from issuance of common stock	5,373	2,556
Net cash provided by financing activities	24,426	2,749

EFFECT OF EXCHANGE RATE CHANGES ON CASH	402	662

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(129,992)	23,388
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	220,933	89,185
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$90,941	$112,573

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$1,998	$648
Income taxes, net of refunds received	$14,856	$20,560